UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2025
Date of Report (Date of earliest event reported)

Archimedes Tech SPAC Partners II Co.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42514	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2093 Philadelphia Pike #1968 Claymont, DE	19703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 312-2430

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one-half of one redeemable Warrant	ATIIU	The Nasdaq Stock Market LLC
Ordinary Shares	ATII	The Nasdaq Stock Market LLC
Warrants	ATIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 31, 2025, Archimedes Tech SPAC Partners II Co. (the “Company”) announced that, on or about April 3, 2025, the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares and warrants included in the Units. Each Unit consists of one ordinary share and one-half of one redeemable warrant. Any Units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “ATIIU.” Any underlying ordinary shares and warrants that are separated will trade on Nasdaq under the symbols “ATII” and “ATIIW,” respectively. Holders of Units will need to have their brokers contact Odyssey Transfer and Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into ordinary shares and warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2025

ARCHIMEDES TECH SPAC PARTNERS II CO.

By:	/s/ Long Long
Name:	Long Long
Title:	Chief Executive Officer